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                                                                      EXHIBIT 24


October 4, 2001

Mr. Alan M. Wright and
Mr. Thomas A. McNish
Consumers Energy Company
212 West Michigan Avenue
Jackson, MI 49201


We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment or amendments, to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of up to $500 million of any debt securities of the Company (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities).


Very truly yours,





/s/David W. Joos
David W. Joos



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September 28, 2001

Mr. Alan M. Wright and
Mr. Thomas A. McNish
Consumers Energy Company
212 West Michigan Avenue
Jackson, MI 49201


We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment or amendments, to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of up to $500 million of any debt securities of the Company (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities).


Very truly yours,



/s/William T. McCormick, Jr.                       /s/John M. Deutch
William T. McCormick, Jr.                          John M. Deutch



/s/James J. Duderstadt                             /s/Kathleen R. Flaherty
James J. Duderstadt                                Kathleen R. Flaherty



/s/Earl D. Holton                                  /s/William U. Parfet
Earl D. Holton                                     William U. Parfet



/s/Percy A. Pierre                                 /s/Kenneth L. Way
Percy A. Pierre                                    Kenneth L. Way



/s/Kenneth Whipple                                 /s/John B. Yasinsky
Kenneth Whipple                                    John B. Yasinsky